Exhibit 99.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial highlights” in the Prospectuses and “Independent registered public accounting firm,” “Arrangements to disclose portfolio holdings to service providers and fiduciaries” and “Financial statements and report of independent registered public accounting firm” in the Statements of Additional Information and to the incorporation by reference of our report dated September 27, 2013 relating to the financial statements of PACE Money Market Investments, PACE Mortgage-Backed Securities Fixed Income Investments (formerly, PACE Government Securities Fixed Income Investments), PACE Intermediate Fixed Income Investments, PACE Strategic Fixed Income Investments, PACE Municipal Fixed Income Investments, PACE International Fixed Income Investments, PACE High Yield Investments, PACE Large Co Value Equity Investments, PACE Large Co Growth Equity Investments, PACE Small/Medium Co Value Equity Investments, PACE Small/Medium Co Growth Equity Investments, PACE International Equity Investments, PACE International Emerging Markets Equity Investments,  PACE Global Real Estate Securities Investments and PACE Alternative Strategies Investments, each a series of PACE Select Advisors Trust, in this Registration Statement (Form N-1A Nos. 33-87254 and 811-08764) of PACE Select Advisors Trust.

ERNST & YOUNG LLP

March 26, 2014